Exhibit 3.1
Articles of Dissolution

STRATEGIC REALTY TRUST, INC.
ARTICLES OF DISSOLUTION

Strategic Realty Trust, Inc., a Maryland corporation (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the Company is as set forth above, and the address of the principal office of the Company in the State of Maryland is c/o Cogency Global Inc., 1519 York Road, Lutherville, Maryland 21093.

SECOND: The name and address of the resident agent of the Company in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Company are wound up, are: Cogency Global Inc., 1519 York Road, Lutherville, Maryland 21093.

THIRD: The name and address of each director of the Company are as follows:

Name	Address
Domenic Lanni	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
Phillip I. Levin	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
Todd A. Spitzer	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
Jeffrey S. Rogers	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606

FOURTH: The name, title and address of each officer of the Company are as follows:

Name	Title	Address
Domenic Lanni	Chief Executive Officer	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
Ryan Hess	Chief Financial Officer, Chief Accounting Officer and Treasurer	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
Whitney Robinette	Chief Operating Officer	1 S. Wacker Drive Suite 3210 Chicago, Illinois 60606
FIFTH: The dissolution of the Company has been approved in the manner and by the vote required by law and the charter of the Company, as follows:

(a)The Board of Directors of the Company, at a duly held meeting, adopted resolutions, among other related items (i) approving the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), pending the approval of the Company’s stockholders; (ii) determining that the terms and conditions of the Plan of Liquidation are fair to the Company’s
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Exhibit 3.1
stockholders, advisable and in best interest of the Company’s stockholders; and (iii) directing that the Plan of Liquidation, the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation be submitted for consideration by the Company’s stockholders at the Company’s annual meeting of stockholders.

(b)The stockholders of the Company, at a duly held meeting, approved the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation as so proposed by the Board of Directors of the Company.

SIXTH: On or before February 5, 2025, notice of the approved dissolution of the Company, as required by Section 3-404 of the Maryland General Corporation Law, was mailed to all known creditors of the Company.

SEVENTH: The Company is hereby dissolved.

EIGHTH: The effective date of this document is the date it is filed by the Department.

NINTH: The undersigned acknowledges these Articles of Dissolution to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures on the following page.]

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Exhibit 3.1
IN WITNESS WHEREOF, the Company has caused these Articles of Dissolution to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Chief Financial Officer, Chief Accounting Officer and Treasurer on this 25th day of February 2025.

ATTEST:	STRATEGIC REALTY TRUST, INC.

By: /s/ Ryan Hess	By: /s/ Domenic Lanni
Name: Ryan Hess	Name: Domenic Lanni
Title: Chief Financial Officer,	Title: Chief Executive Officer
Chief Accounting Officer and Treasurer

THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

COGENCY GLOBAL INC.

By:	/s/ Lisa Workman
Name: Lisa Workman
Title: Assistant Secretary
Date: 02/25/2025

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